Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-189981) and related Prospectus of Cooper-Standard Holdings Inc. for the registration of 3,548,904 shares of its common stock and to the incorporation by reference therein of our report dated February 28, 2013 (except Notes 7 and 20, as to which the date is August 7, 2013), with respect to the consolidated financial statements and schedule of Cooper-Standard Holdings Inc. at December 31, 2012 and 2011 and for the years then ended and the period from June 1, 2010 to December 31, 2010 (Successor) and the period from January 1, 2010 to May 31, 2010 (Predecessor) included in its Current Report (Form 8-K) filed with the Securities and Exchange Commission on August 7, 2013, and our report dated February 28, 2013 on the effectiveness of internal control over financial reporting of Cooper-Standard Holdings Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Detroit, Michigan
August 9, 2013